SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2005

American Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23513	06-1478208
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

12211 Plum Orchard Drive, Suite 300, Silver Spring, MD		20904
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 572-3740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On February 23, 2005, Mr. Phillip C. Bowman, President and Chief Executive Officer of American Bank, a wholly owned subsidiary of American Bank Holdings, Inc. (“Company”)  notified the board of directors of American Bank of his intention to not seek a renewal or extension of his employment agreement with American Bank, which expires today, March 1, 2005.  Accordingly, Mr. Bowman’s employment relationship with the Company will end on March 1, 2005.

On March 1, 2005, the board of directors of American Bank appointed James E. Plack, the current President and Chief Executive Officer of the Company and Chief Operating Officer of American Bank, as the President and Chief Executive Officer of American Bank.  Mr. Plack will serve pursuant to his current employment agreement with the Company, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2004, and incorporated by reference herein.

SIGNATURES

                             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN BANK HOLDINGS, INC.

Date: March 1, 2005	By:	/s/ John M. Wright
John M. Wright
Senior Vice President and
Chief Financial Officer